SUB ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2006
FILE NUMBER 811-2699
SERIES NO.: 8


    74U.      1.  Number of shares outstanding (000's Omitted)
                  Class A                                            86,706
              2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                  Class B                                            42,297
                  Class C                                            14,988
                  Class R                                             1,535
                  Institutional Class                                 9,082


    74V.      1.  Net asset value per share (to nearest cent)
                  Class A                                            $36.61
              2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
                  Class B                                            $33.95
                  Class C                                            $33.95
                  Class R                                            $36.29
                  Institutional Class                                $37.43